UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2015, the Board of Directors (the “Board”) of Relypsa, Inc. (the “Company”) appointed Helen I. Torley, M.B., Ch.B, M.R.C.P., as a director of the Company, effective immediately, to serve in Class I until the 2017 Annual Meeting of Stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. The Board also increased the size of the Board from eight directors to nine directors pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Following Dr. Torley’s appointment and the increase in the size of the Board, Class I consists of Kenneth J. Hillan, M.B., Ch.B., Daniel K. Spiegelman and Dr. Torley.

Currently, Dr. Torley is the President and Chief Executive Officer of Halozyme Therapeutics. Prior to joining Halozyme in January 2014, Dr. Torley served as Executive Vice President and Chief Commercial Officer for Onyx Pharmaceuticals, where she oversaw the collaboration with Bayer on Nexavar® and Stivarga® and the U.S. launch of Kyprolis. From 2003 to 2011, Dr. Torley held management positions at Amgen, most recently as Vice President and General Manager of the U.S. Nephrology Business Unit and the U.S. Bone Health Business Unit. Previously, Dr. Torley held various senior management positions at Bristol-Myers Squibb, including Regional Vice President of Cardiovascular and Metabolic Sales and head of Cardiovascular Global Marketing. Dr. Torley began her career at Sandoz/Novartis, where she ultimately served as Vice President of Medical Affairs, developing and conducting post-marketing clinical studies across all therapeutic areas. Dr. Torley received her Bachelor of Medicine and Bachelor of Surgery degrees (M.B. Ch.B.) from the University of Glasgow and is a Member of the Royal College of Physicians (M.R.C.P.). The Board and management believe that Dr. Torley is qualified to serve as a director of the Company due to her management experience in the life sciences sector and medical and scientific background.

The Board has determined that Dr. Torley is independent as defined in Listing Rule 5605 of The NASDAQ Stock Market LLC for purposes of serving on the Board.

Dr. Torley received an option to purchase 12,000 shares of the Company’s common stock pursuant to the Company’s Non-Employee Director Compensation Program. Dr. Torley’s options have a per share exercise price of $36.83, which was the last reported sale price of the Company’s common stock on the January 22, 2015 grant date, and the options vest in substantially equal installments on each of the first three anniversaries of the grant date so long as Dr. Torley remains on the Board through each such vesting date. In addition, Dr. Torley will be entitled to receive the compensation set forth in the Non-Employee Director Compensation Program.

The Company intends to enter into its standard form of indemnification agreement with Dr. Torley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2015	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Senior Vice President and General Counsel